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CUSIP No.     23333 J108                                      Page 7 of 8 Pages
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EXHIBIT 1


                                   EXHIBIT 1

               AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D

         The undersigned agree that the amendment on Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Dated:  January 25, 2001


                                                   /s/ Robert W. Plaster
                                                   ______________________
                                                   Robert W. Plaster


                                                   /s/ Stephen R. Plaster
                                                   ______________________
                                                   Stephen R. Plaster


                                                  /s/ Larry Weis
                                                  _______________________
                                                  Larry Weis